Artisan Partners Asset Management Inc. Reports 2Q16 Results
Milwaukee, WI - July 25, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2016, including net income and earnings per share.

Eric Colson, Chairman and CEO, said, “During the two trading days after the Brexit vote, our AUM declined from $98.7 billion to $90.1 billion. AUM then rebounded in the last three trading days of the quarter to end at $95.0 billion. Markets remain volatile. Faced with political and economic uncertainty, historically low interest rates, and full equity valuations, asset allocators continue to move wealth into high capacity, low fee products, many of which are momentum-oriented and further amplify volatility. In the short term, this is an unfavorable business environment for high value added active managers like Artisan Partners.
“In response to the business headwinds and market volatility, we stay focused on Who We Are and what we can control. We focus on providing an ideal environment for investment talent. That means providing financial incentives for growth within a culture that provides unique individuals with the space and flexibility to be themselves and act on their convictions. The Brexit vote is another reminder that financial incentives alone are insufficient to generate desired outcomes or explain human behavior. For a majority of the voters, sovereignty and self-identity appear to have outweighed short-term economic self-interest. In managing our business, we keep that lesson in mind. Economic incentives matter, but talent needs freedom and time as well. Over the long-term, we believe that a transparent incentive structure, together with patience and flexibility, will generate superior outcomes for talent, clients, and shareholders.”
Business Update
Commenting on the second quarter of 2016, Mr. Colson said, “Our U.S. Value, Emerging Markets, High Income, and Developing World teams have all delivered strong year-to-date performance. The U.S. Value team’s Value Equity strategy has returned nearly 15% in 2016 gross of fees, while its broad-based benchmark has returned under 4%. The U.S. Mid-Cap Value, Emerging Markets, High Income, and Developing World strategies have each returned in excess of 7.63% in 2016 gross of fees. While six months is a short time period to assess performance, these numbers reflect the hard work and discipline of the U.S. Value and Emerging Markets teams, and the continued strong early performance of the Credit and Developing World teams position both teams well for continued organic growth.
“In thinking about what Brexit means to Artisan from an investment perspective, remember that each of our autonomous investment teams develops independent views and makes its own decisions across the entire investment process - from the impact of global macro-economic events to views on particular regions, currencies, companies and securities. This independence can be seen in the differentiated returns of our Global Value, Global Opportunities, and Global Equity strategies, all of which have a global mandate. Through the lead up to and fallout from the Brexit vote, the three strategies performed differently from one another. While each of our teams invests with a strategy designed to foster discipline through short-term market shocks, we expect our autonomous team structure to deliver diverse sources of alpha.
“During the second quarter, we experienced net client outflows of $2.3 billion. While our gross outflows were in line with our quarterly experience over the last several years, we saw a slow-down in gross inflows which was at least partially attributable to the demand for high capacity, low fee products that we don’t offer. We are committed to managing our capacity and protecting the integrity of each team’s investment process, which is in the best interests of clients, talent, and, ultimately, shareholders. One of the ways we manage capacity is by holding the line on our fee rates. We are unwilling to lock in low rates that are not reflective of the value our teams add and the scarcity of their investment capacity. If we compete on scale and fees, we risk jeopardizing long-term performance and our ability to attract and retain investment talent. Over the long term, we expect that the assets we seek will follow performance and talent, even if current industry trends favor indexing and scale.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$95.0	$97.0	$109.2	$95.0	$109.2
Average	96.6	92.9	111.4	94.7	109.9

Consolidated Financial Results (GAAP)
Revenues	$180.8	$174.5	$211.5	$355.3	$415.1
Operating income	58.9	54.8	78.3	113.7	146.1
Operating margin	32.6%	31.4%	37.0%	32.0%	35.2%
Net income attributable to Artisan Partners Asset Management Inc.	$18.3	$16.3	$23.8	$34.6	$43.3
Basic and diluted earnings per share	0.38	0.35	0.50	0.74	0.95

Adjusted[1] Financial Results
Adjusted operating income	$66.1	$62.6	$89.0	$128.7	$167.2
Adjusted operating margin	36.6%	35.8%	42.1%	36.2%	40.3%
Adjusted EBITDA[2]	$67.3	$63.8	$90.5	$131.1	$169.7
Adjusted net income	39.8	37.6	54.4	77.4	101.9
Adjusted earnings per adjusted share	0.53	0.51	0.74	1.04	1.39

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Decreased to $95.0 billion
During the June quarter, our AUM decreased to $95.0 billion at June 30, 2016, a decrease of $2.0 billion, or 2.1%, compared to $97.0 billion at March 31, 2016, as a result of $2.3 billion of net client cash outflows partially offset by $0.3 billion in market appreciation and net transfers. Compared to June 30, 2015, AUM decreased $14.2 billion, or 13.0%, due to $7.2 billion of market depreciation and $7.0 billion in net client cash outflows.
Average AUM for the June quarter of 2016 was $96.6 billion, an increase of 4.0% compared to average AUM for the March quarter of 2016 of $92.9 billion and a 13.3% decrease from the average of $111.4 billion for the June quarter of 2015.
June Quarter of 2016 Compared to March Quarter of 2016
GAAP net income was $18.3 million, or $0.38 per basic and diluted share, in the June quarter of 2016 compared to net income of $16.3 million, or $0.35 per basic and diluted share, in the March quarter of 2016. Adjusted net income was $39.8 million, or $0.53 per adjusted share, in the June quarter of 2016 compared to adjusted net income of $37.6 million, or $0.51 per adjusted share, in the March quarter of 2016.

•	Revenues of $180.8 million in the June quarter of 2016 increased $6.3 million from $174.5 million in the March quarter of 2016 primarily due to higher average AUM in the June quarter.

•
Operating expenses of $121.9 million in the June quarter of 2016 increased $2.2 million from $119.7 million in the March quarter of 2016 primarily as a result of higher incentive compensation and third-party distribution expenses in the June quarter, both of which fluctuate with revenue and AUM, and increased technology expenses. The increases were partially offset by a $2.5 million decrease in seasonal expenses. Seasonal expenses include employer funded retirement and health care contributions, payroll taxes, and non-employee director compensation.

•	GAAP operating margin was 32.6% for the June quarter of 2016 compared to 31.4% for the March quarter of 2016.

•	Adjusted operating margin was 36.6% for the June quarter of 2016 compared to 35.8% for the March quarter of 2016.
June Quarter of 2016 Compared to June Quarter of 2015
GAAP net income was $18.3 million, or $0.38 per basic and diluted share, in the June quarter of 2016 compared to net income of $23.8 million, or $0.50 per basic and diluted share, in the June quarter of 2015. Adjusted net income was $39.8 million, or $0.53 per adjusted share, in the June quarter of 2016 compared to adjusted net income of $54.4 million, or $0.74 per adjusted share, in the June quarter of 2015.

•	Revenues of $180.8 million in the June quarter of 2016 decreased $30.7 million from $211.5 million in the June quarter of 2015 primarily due to lower average AUM in the June quarter of 2016.

•
Operating expenses of $121.9 million in the June quarter of 2016 decreased $11.3 million from $133.2 million in the June quarter of 2015 primarily as a result of lower incentive compensation and third-party distribution expenses in the June quarter of 2016, both of which fluctuate with revenue and AUM, and a decrease in pre-offering related equity compensation expense. The decreases were partially offset by increased technology expenses and increased post-IPO equity compensation expense.

•	GAAP operating margin was 32.6% for the June quarter of 2016 compared to 37.0% for the June quarter of 2015.

•	Adjusted operating margin was 36.6% for the June quarter of 2016 compared to 42.1% for the June quarter of 2015.

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015
GAAP net income was $34.6 million, or $0.74 per basic and diluted share, for the six months ended June 30, 2016 compared to $43.3 million, or $0.95 per basic and diluted share, for the six months ended June 30, 2015. Adjusted net income was $77.4 million, or $1.04 per adjusted share, for the six months ended June 30, 2016 compared to adjusted net income of $101.9 million, or $1.39 per adjusted share, for the six months ended June 30, 2015.

•	Revenues of $355.3 million for the six months ended June 30, 2016 decreased $59.8 million from $415.1 million for the six months ended June 30, 2015 primarily due to lower average AUM in 2016.

•
Operating expenses of $241.6 million for the six months ended June 30, 2016 decreased $27.4 million from $269.0 million for the six months ended June 30, 2015 primarily as a result of lower incentive compensation and third-party distribution expenses in 2016, both of which fluctuate with revenue and AUM, a decrease in pre-offering related equity compensation expense, and $6.5 million of initial start-up costs associated with the formation of our Developing World team incurred in 2015. The decreases were partially offset by increased technology expenses and increased post-IPO equity compensation expense.

•	GAAP operating margin was 32.0% for the six months ended June 30, 2016 compared to 35.2% for the six months ended June 30, 2015.

•	Adjusted operating margin was 36.2% for the six months ended June 30, 2016 compared to 40.3% for the six months ended June 30, 2015.
Capital Management
Cash and cash equivalents were $197.8 million at June 30, 2016 compared to $166.2 million at December 31, 2015. The Company paid its quarterly dividend of $0.60 per share of Class A common stock during the June quarter of 2016. The Company had total borrowings of $200.0 million at June 30, 2016 and December 31, 2015.
During the June quarter of 2016, limited partners of Artisan Partners Holdings exchanged 761,673 common units for 761,673 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 761,673 shares.
Total stockholders’ equity was $115.3 million at June 30, 2016 compared to $116.6 million at December 31, 2015. The Company had 42.0 million Class A common shares outstanding at June 30, 2016.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at June 30, 2016.
On July 21, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on August 31, 2016, to Class A shareholders of record as of the close of business on August 17, 2016.

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Conference Call
The Company will host a conference call on July 26th, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the investor relations section of artisanpartners.com. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10089297. A replay of the call will be available until August 2, 2016 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10089297. In addition, the webcast will be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$118.8	$114.7	$142.6	$233.5	$280.7
Separate accounts	61.4	59.6	67.7	121.0	132.9
Performance fees	0.6	0.2	1.2	0.8	1.5
Total revenues	180.8	174.5	211.5	355.3	415.1

Operating expenses
Compensation and benefits	88.0	87.5	93.7	175.5	192.1
Pre-offering related compensation - share-based awards	7.2	7.8	10.7	15.0	21.1
Total compensation and benefits	95.2	95.3	104.4	190.5	213.2
Distribution and marketing	8.4	8.1	11.7	16.5	23.4
Occupancy	3.2	3.2	3.0	6.4	6.0
Communication and technology	8.5	7.2	6.4	15.7	11.6
General and administrative	6.6	5.9	7.7	12.5	14.8
Total operating expenses	121.9	119.7	133.2	241.6	269.0
Operating income	58.9	54.8	78.3	113.7	146.1
Interest expense	(2.9)	(2.9)	(2.9)	(5.8)	(5.8)
Net gain (loss) on the tax receivable agreements	—	—	—	—	(6.4)
Net investment income	—	—	0.4	—	0.4
Total non-operating income (loss)	(2.9)	(2.9)	(2.5)	(5.8)	(11.8)
Income before income taxes	56.0	51.9	75.8	107.9	134.3
Provision for income taxes	12.7	11.5	16.5	24.2	21.6
Net income before noncontrolling interests	43.3	40.4	59.3	83.7	112.7
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	25.0	24.1	35.5	49.1	69.4
Net income attributable to Artisan Partners Asset Management Inc.	$18.3	$16.3	$23.8	$34.6	$43.3

Basic and diluted earnings per share - Class A common shares	$0.38	$0.35	$0.50	$0.74	$0.95

Average shares outstanding
Class A common shares	38.0	37.0	36.0	37.5	34.3
Unvested restricted share-based awards	3.9	3.4	3.3	3.6	3.2
Total average shares outstanding	41.9	40.4	39.3	41.1	37.5

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$18.3	$16.3	$23.8	$34.6	$43.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	25.0	24.1	35.5	49.1	69.4
Add back: Provision for income taxes	12.7	11.5	16.5	24.2	21.6
Add back: Pre-offering related compensation - share-based awards	7.2	7.8	10.7	15.0	21.1
Add back: Net (gain) loss on the tax receivable agreements	—	—	—	—	6.4
Less: Adjusted provision for income taxes	23.4	22.1	32.1	45.5	59.9
Adjusted net income (Non-GAAP)	$39.8	$37.6	$54.4	$77.4	$101.9

Average shares outstanding
Class A common shares	38.0	37.0	36.0	37.5	34.3

Assumed vesting, conversion or exchange of:
Unvested restricted share-based awards	3.9	3.4	3.3	3.6	3.2
Artisan Partners Holdings LP units outstanding (non-controlling interest)	32.8	33.7	34.2	33.3	35.9
Adjusted shares	74.7	74.1	73.5	74.4	73.4

Basic and Diluted earnings per share (GAAP)	$0.38	$0.35	$0.50	$0.74	$0.95
Adjusted net income per adjusted share (Non-GAAP)	$0.53	$0.51	$0.74	$1.04	$1.39

Operating income (GAAP)	$58.9	$54.8	$78.3	$113.7	$146.1
Add back: Pre-offering related compensation - share-based awards	7.2	7.8	10.7	15.0	21.1
Adjusted operating income (Non-GAAP)	$66.1	$62.6	$89.0	$128.7	$167.2

Operating margin (GAAP)	32.6%	31.4%	37.0%	32.0%	35.2%
Adjusted operating margin (Non-GAAP)	36.6%	35.8%	42.1%	36.2%	40.3%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$18.3	$16.3	$23.8	$34.6	$43.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	25.0	24.1	35.5	49.1	69.4
Add back: Pre-offering related compensation - share-based awards	7.2	7.8	10.7	15.0	21.1
Add back: Net (gain) loss on the tax receivable agreements	—	—	—	—	6.4
Add back: Interest expense	2.9	2.9	2.9	5.8	5.8
Add back: Provision for income taxes	12.7	11.5	16.5	24.2	21.6
Add back: Depreciation and amortization	1.2	1.2	1.1	2.4	2.1
Adjusted EBITDA (Non-GAAP)	$67.3	$63.8	$90.5	$131.1	$169.7

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of the Company on a one-for-one basis. Assuming full vesting, exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, pre-offering related compensation and net gain (loss) on the tax receivable agreements

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at the Company’s IPO, which closed on March 12, 2013.

Net gain (loss) on tax receivable agreements represents the income or expense associated with the change in valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$197.8	$166.2
Accounts receivable	62.8	60.1
Investment securities	10.5	10.3
Deferred tax assets	691.9	678.5
Other	32.9	30.7
Total assets	$995.9	$945.8

Liabilities and equity
Accounts payable, accrued expenses, and other	$89.5	$40.8
Borrowings	199.4	199.3
Amounts payable under tax receivable agreements	591.7	589.1
Total liabilities	880.6	829.2

Total equity	115.3	116.6
Total liabilities and equity	$995.9	$945.8

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2016	2016	2015	2016	2015

Beginning assets under management	$97,032	$99,848	$108,723	(2.8)%	(10.8)%
Gross client cash inflows	3,711	4,653	5,097	(20.2)%	(27.2)%
Gross client cash outflows	(6,031)	(5,992)	(5,402)	(0.7)%	(11.6)%
Net client cash flows	(2,320)	(1,339)	(305)	(73.3)%	(660.7)%
Market appreciation (depreciation)	231	(1,461)	756	115.8%	(69.4)%
Net transfers [1]	16	(16)	—	200.0%	100.0%
Ending assets under management	$94,959	$97,032	$109,174	(2.1)%	(13.0)%
Average assets under management	$96,623	$92,896	$111,423	4.0%	(13.3)%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2016	2015		2015

Beginning assets under management	$99,848	$107,915		(7.5)%
Gross client cash inflows	8,364	9,520		(12.1)%
Gross client cash outflows	(12,023)	(12,052)		0.2%
Net client cash flows	(3,659)	(2,532)		(44.5)%
Market appreciation (depreciation)	(1,230)	3,791		(132.4)%
Net transfers[1]	—	—		—
Ending assets under management	$94,959	$109,174		(13.0)%
Average assets under management	$94,747	$109,932		(13.8)%

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1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2016
Beginning assets under management	$30,422	$9,776	$23,877	$30,770	$271	$1,343	$573	$97,032	$52,113	$44,919	$97,032
Gross client cash inflows	884	573	726	1,153	2	231	142	3,711	2,763	948	3,711
Gross client cash outflows	(1,549)	(2,386)	(1,183)	(739)	(68)	(93)	(13)	(6,031)	(4,737)	(1,294)	(6,031)
Net client cash flows	(665)	(1,813)	(457)	414	(66)	138	129	(2,320)	(1,974)	(346)	(2,320)
Market appreciation (depreciation)	(435)	317	740	(502)	8	82	21	231	162	69	231
Net transfers[1]	—	—	—	16	—	—	—	16	(95)	111	16
Ending assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$94,959	$50,206	$44,753	$94,959
Average assets under management	$30,155	$8,895	$24,122	$31,097	$215	$1,472	$667	$96,623	$51,619	$45,004	$96,623

March 31, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	1,228	353	1,229	1,210	1	447	185	4,653	3,667	986	4,653
Gross client cash outflows	(1,887)	(1,515)	(1,254)	(879)	(329)	(113)	(15)	(5,992)	(4,221)	(1,771)	(5,992)
Net client cash flows	(659)	(1,162)	(25)	331	(328)	334	170	(1,339)	(554)	(785)	(1,339)
Market appreciation (depreciation)	(1,353)	569	(1,027)	273	28	20	29	(1,461)	(908)	(553)	(1,461)
Net transfers[1]	—	—	—	(16)	—	—	—	(16)	49	(65)	(16)
Ending assets under management	$30,422	$9,776	$23,877	$30,770	$271	$1,343	$573	$97,032	$52,113	$44,919	$97,032
Average assets under management	$29,877	$9,497	$22,577	$28,919	$499	$1,123	$405	$92,896	$49,900	$42,996	$92,896

June 30, 2015
Beginning assets under management	$33,601	$16,243	$25,064	$32,512	$629	$674	$—	$108,723	$60,649	$48,074	$108,723
Gross client cash inflows	1,932	865	1,459	731	1	99	10	5,097	3,289	1,808	5,097
Gross client cash outflows	(889)	(1,992)	(1,566)	(890)	(11)	(54)	—	(5,402)	(3,888)	(1,514)	(5,402)
Net client cash flows	1,043	(1,127)	(107)	(159)	(10)	45	10	(305)	(599)	294	(305)
Market appreciation (depreciation)	(19)	(227)	749	242	4	7	—	756	272	484	756
Net transfers[1]	—	—	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Average assets under management[2]	$34,995	$15,951	$25,824	$33,295	$659	$699	$10	$111,423	$61,761	$49,662	$111,423

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1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.
2 For the Developing World team, average assets under management is for the period between June 29, 2015, when the team's strategy began investment operations, and June 30, 2015.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	2,111	927	1,955	2,363	3	678	327	8,364	6,430	1,934	8,364
Gross client cash outflows	(3,435)	(3,902)	(2,437)	(1,618)	(397)	(206)	(28)	(12,023)	(8,958)	(3,065)	(12,023)
Net client cash flows	(1,324)	(2,975)	(482)	745	(394)	472	299	(3,659)	(2,528)	(1,131)	(3,659)
Market appreciation (depreciation)	(1,788)	886	(287)	(229)	36	102	50	(1,230)	(746)	(484)	(1,230)
Net transfers[1]	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$94,959	$50,206	$44,753	$94,959
Average assets under management	$30,014	$9,193	$23,347	$30,004	$357	$1,297	$535	$94,747	$50,752	$43,995	$94,747

June 30, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	4,169	1,310	2,348	1,450	4	229	10	9,520	6,997	2,523	9,520
Gross client cash outflows	(2,195)	(4,578)	(2,857)	(2,133)	(196)	(93)	—	(12,052)	(8,849)	(3,203)	(12,052)
Net client cash flows	1,974	(3,268)	(509)	(683)	(192)	136	10	(2,532)	(1,852)	(680)	(2,532)
Market appreciation (depreciation)	1,199	45	1,716	797	9	25	—	3,791	2,070	1,721	3,791
Net transfers[1]	—	—	—	—	—	—	—	—	(204)	204	—
Ending assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Average assets under management[2]	$33,814	$16,602	$25,283	$32,873	$704	$655	$10	$109,932	$61,025	$48,907	$109,932

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1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 For the Developing World team, average assets under management is for the period between June 29, 2015, when the team's strategy began investment operations, and June 30, 2015.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2016
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$27,150	(11.15)%	3.35%	5.62%	4.81%	10.05%	597
MSCI EAFE Index			(10.16)%	2.06%	1.68%	1.58%	4.08%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,123	(8.33)%	3.45%	6.13%	7.28%	13.30%	384
MSCI EAFE Small Cap Index			(3.67)%	7.25%	4.84%	3.57%	9.46%
Global Equity Strategy	4/1/2010	$958	(6.81)%	6.56%	10.47%	N/A	11.27%	473
MSCI All Country World Index			(3.73)%	6.03%	5.37%	N/A	6.54%
Global Small-Cap Growth Strategy	7/1/2013	$91	(16.89)%	0.80%	N/A	N/A	0.80%	(599)
MSCI All Country World Small Cap Index			(4.72)%	6.79%	N/A	N/A	6.79%
U.S. Value Team
U.S. Mid-Cap Value Strategy[3]	4/1/1999	$6,780	(0.22)%	6.35%	9.19%	8.98%	13.16%	421
Russell Midcap® Index			0.56%	10.79%	10.89%	8.06%	8.95%
Russell Midcap® Value Index			3.25%	10.99%	11.69%	7.78%	9.71%
Value Equity Strategy	7/1/2005	$1,500	3.66%	8.15%	9.73%	7.27%	7.49%	(15)
Russell 1000® Index			2.93%	11.47%	11.87%	7.50%	7.64%
Russell 1000® Value Index			2.86%	9.86%	11.34%	6.12%	6.65%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$14,004	(4.25)%	10.20%	10.36%	10.60%	15.02%	502
Russell Midcap® Index			0.56%	10.79%	10.89%	8.06%	9.99%
Russell Midcap® Growth Index			(2.14)%	10.51%	9.97%	8.11%	8.48%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,217	(5.88)%	9.14%	10.82%	8.15%	9.83%	115
Russell 2000® Index			(6.73)%	7.08%	8.34%	6.19%	8.69%
Russell 2000® Growth Index			(10.75)%	7.73%	8.50%	7.14%	6.92%
Global Opportunities Strategy	2/1/2007	$7,939	(0.41)%	10.20%	10.30%	N/A	8.98%	600
MSCI All Country World Index			(3.73)%	6.03%	5.37%	N/A	2.98%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$16,488	(5.86)%	6.21%	7.67%	7.63%	12.11%	673
MSCI EAFE Index			(10.16)%	2.06%	1.68%	1.58%	5.38%
Global Value Strategy	7/1/2007	$14,210	(2.25)%	7.33%	10.52%	N/A	7.31%	516
MSCI All Country World Index			(3.73)%	6.03%	5.37%	N/A	2.16%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$213	(3.38)%	1.68%	(3.44)%	3.69%	3.69%	15
MSCI Emerging Markets Index			(12.05)%	(1.56)%	(3.78)%	3.54%	3.54%
Credit Team
High Income Strategy	4/1/2014	$1,563	4.95%	N/A	N/A	N/A	5.41%	376
BofA Merrill Lynch High Yield Master II Index			1.71%	N/A	N/A	N/A	1.65%
Developing World Team
Developing World Strategy	7/1/2015	$723	(4.06)%	N/A	N/A	N/A	(4.06)%	800
MSCI Emerging Markets Index			(12.05)%	N/A	N/A	N/A	(12.05)%
Total Assets Under Management		$94,959
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 9% of our assets under management at June 30, 2016, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.
3 U.S. Mid-Cap Value assets under management include approximately $180 million of assets transferred into the strategy as part of the Artisan Small Cap Value Fund reorganization, which occurred on May 23, 2016. Upon completion of the reorganization, Artisan Partners ceased to manage assets in the U.S. Small-Cap Value strategy.